U.S. SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                                FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  December
30, 1997

                     REAL GOODS TRADING CORPORATION
         (Exact name of registrant as specified in its charter)

        California              0-22524            68-0227324
 (State or other jurisdiction  (Commission         (IRS Employer
        of incorporation)       File Number)        ID Number)

     555 Leslie Street, Ukiah, CA                  95482
(Address of principal executive offices)         (Zip code)

            Registrant's telephone number  (707) 468-9292

Contact:  Donna Montag, Chief Financial Officer
         (707) 468-9292

                     FOR IMMEDIATE RELEASE

           REAL GOODS IMPLEMENTS RETAIL EXPANSION PLANS
                       EXPECTS LOWER EARNINGS

Ukiah, California, 30 December...Real Goods Trading Corporation
(RGTC) today reported that, despite the successful launch of it first urban demonstration store in Berkeley, California, the Company expects to report lower operating results for the third quarter of fiscal 1998 ending December 27, 1997 and for fiscal 1998 ending March 31, 1998.

The Company experienced very strong sales in the month of December both at the new Berkeley store and through the Company's Real Goods and Earth Care catalogs, according to the Company's President, John Schaeffer. The Company expects to report a profit in the third fiscal quarter, but operating results will be below the $0.10 earnings per share of the previous year's third quarter. The lower profits will be due to higher catalog marketing expenses in the third quarter, and non-recurring retail start up costs in connection with the opening of the Berkeley store. The Company generally operates at a loss in the seasonally weak fourth quarter; therefore the Company is likely to report a small net loss for the fiscal year ending March 31, 1998.

Real Goods Trading Corporation specializes in products for solar living and renewable energy through its catalogs and retail stores. The Real Goods and Earth Care catalogs are available at
1.800.762.7325. The Company believes that it is the largest retailer of renewable energy and conservation products in the world. The Company's stock is publicly traded and listed on the Pacific Stock Exchange (RGT) and on the Nasdaq (RGTC), and its shares can be traded on the Internet on the Company's web page (http://www.realgoods.com).

Item 5.  Other events

The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.

                                SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              REAL GOODS TRADING CORPORATION
                                        (Registrant)

Date: December 30, 1997             By:[S]DONNA MONTAG
                                          Donna Montag
                                     Chief Financial Officer